EXHIBIT 99.2

dressbarn                                                               maurices


                                  NEWS RELEASE
                 THE DRESS BARN, INC. REPORTS MAY SALES RESULTS

SUFFERN, NY - JUNE 1, 2005 - The Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands, today announced its May sales results.

Total sales for the four-week fiscal period ended May 28, 2005 increased 42% to $104.7 million compared to $73.9 million reported for the comparable fiscal period ended May 22, 2004. Comparable store sales increased 1% for this fiscal monthly period, and include comparable store sales for maurices, which was acquired January 2005, in both years.

Comparable store sales by brand for the four-week fiscal month were as follows:

                                                          Comparable Store Sales
                                                                 for Fiscal
                                                               Four-Week Period
                                                                     Ended
                                                                 May 28, 2005

   dressbarn                                                         -1%
   maurices                                                          +5%
                                                                    ----
    Total Company Comparable Store Sales                             +1%
                                                                     ===

ABOUT THE DRESS BARN, INC.
The Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands. As of May 28, 2005, the Company operated 787 dressbarn stores in 45 states and 477 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.


FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors as they relate to dressbarn's operations that could cause actual results to differ materially from the information is readily available on our most recent report on Form 10-K/A for the year ending July 31, 2004 and Form 10-Q/A for the quarter ending January 29, 2005. Such factors as they relate to maurices include risks applicable to the retail apparel business in general and risks which may be applicable to maurices' business. In addition, there are risks associated with the integration of two businesses.

CONTACT: Armand Correia
         The Dress Barn, Inc.
         Senior Vice President & CFO
         (845) 369-4600